Exhibit 99.1 Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

HIGH END VENTURES, INC.

Notice being waived, a telephone meeting of the Board of Directors of Smart Ventures Inc. (the “Corporation”), was held on August 25th, 2008 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were: Jamie Bond and Nadir Walji

The Board unanimously resolved the following:

RESOLVED: that the resignation of Nadir Walji of Vancouver, BC as a director and officer of the corporation be accepted with regret, effective immediately.

RESOLUTION PASSED

RESOLVED: that Lance Larsen be appointed President and CEO to fill the vacancy created by the resignation of Mr. Walji.

RESOLUTION PASSED

RESOLVED: that the head office of the corporation and its principal place of business be changed and moved to 55 Harvest Wood Way, NE, Calgary, Alberta, Canada.

RESOLUTION PASSED

There being no further business, the meeting was adjourned.

/s/ Lance Larsen

Nadir Walji, Secreta                                     Lance Larsen,   President and Chief Executive Officer.